Exhibit 99.1

Q1 2024 Earnings Call August 31, 2023

Safe Harbor and Basis of Presentation

Forward-Looking Statement Safe Harbor — This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates and our products, including potential or expected growth in those markets and products, the economy generally, our ability to continue successfully navigating the evolving operating environment and executing our business, strategic initiatives and priorities and growth potential, future M&A and greenfields, inflation, capital structure, pricing, volumes, net sales, organic sales, gross margins, incremental EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, interest expense, tax rates, capital expenditures, free cash flow, future financial performance and liquidity, and the ability of the Company to grow stronger contained in this presentation may be considered forward-looking statements. Statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance may be considered forward-looking statements. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current public health issues that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of August 31, 2023. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 31, 2023.

Use of Non-GAAP and Adjusted Financial Information — To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. Please see the Appendix to this presentation for a further discussion on these non-GAAP measures and a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
2

GMS – Q1 FY24 at a Glance

$1.4B Q124 Net Sales	$86.8M Q124 Net Income	$173.3M Q124 Adj. EBITDA*
$6.6M Q124 Cash from Operations	6.2% Q124 Net Income Margin	12.3% Q124 Adj. EBITDA Margin*

Despite a pullback in single-family demand and lower steel prices, GMS delivered solid results for Q124, demonstrating pricing resilience in Wallboard, Ceilings and Complementary Products, as well as the strength and stability that our balanced end markets provide.



*For a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to the most directly comparable GAAP metrics, see Appendix. Unless indicated otherwise, comparisons are to Q1 2023.

Strategic Growth Priorities – Q1 Fiscal 2024 Update

Expand Share in Core Products

Capitalize on existing fixed investments in locations and equipment where we are underpenetrated or below expected share

- Industry data indicates that we grew share in each of our core product categories
- Value-added delivery to the point of use helped drive sales in tight labor market.
- Favorable mix of multi-family projects has provided a solid backlog of Steel Framing, Wallboard and Insulation deliveries to that end market.
- Benefits of scale and commitment to service resulted in securing a broad array of commercial projects across myriad markets.

Grow Complementary Products

Grow Complementary Products opportunities outside of core products to diversify and profitably expand our offerings

- 6.0% per day net sales growth on acquisition gains
- 7.7% revenue gains excluding lumber.
- 11.7% revenue growth on focus Tools & Fasteners, EIFS and Stucco, and Insulation product lines.
- 13th straight quarter of growth for Complementary
- Expansion of Tool Source Warehouse operations.

Expand Our Platform

Expand the platform through accretive acquisition and greenfield opportunities

- Steady maturation of prior greenfields and acquisitions.
- During the 1st quarter we acquired Jawl Lumber Corporation d/b/a Home Lumber and Building Supplies in Canada.
- Core and Complementary pipeline remains active.

Drive Improved Productivity & Profitability

Leverage our scale and employ technology and best practices to deliver a best-in-class customer experience and further profit improvement

- Technology and process enabled improvements in myriad areas including warehouse operations, dispatch, delivery, purchasing, inventory management and pricing,
- Enhancing our role as a valuable partner by providing customers with the ability to easily transact with us.
- Organization-wide effort to reduce complexity cost and standardize data.

As we've leveraged product inflation dynamics in the business, our productivity initiatives, along with growth in Complementary Products and expansion of scale, have enabled us to expand our Adjusted EBITDA margin from the upper single-digits in the years leading up to Covid to now consistently reporting these returns at double-digit levels for the past two fiscal years.

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.
4

5 Q1 Fiscal 2024 Sales Highlights • Mixed end market economics, with continuing multi - family demand and strength in myriad commercial applications, offset by softness in single - family and office. • Resilient Wallboard, Ceilings and Complementary Products pricing, but with deflationary trends in Steel Framing and Lumber. U.S. Residential Sales Q124 Net Sales $ 1.4 B Per Day Net Sales 2.1% 3.5% U.S. Commercial Sales 0.6% U.S. Wallboard Volume For GMS Multi - Family – Up 22.1% Commercial – Up 5.9% Single - Family – Down 12.5% Per Day Sales Per Day Sales Q124 Q123 Change Q124 Q123 Change Volume Price/Mix/Fx Wallboard 8.9$ 8.3$ 7.9% 8.9$ 8.3$ 7.6% -0.6% 8.2% Ceilings 2.7$ 2.7$ 3.1% 2.7$ 2.7$ 0.4% -1.1% 1.5% Steel Framing 3.7$ 4.4$ -15.2% 3.7$ 4.4$ -16.3% 12.9% -29.2% Complementary Products 6.7$ 6.3$ 6.0% 6.2$ 6.3$ -0.9% Total 22.0$ 21.6$ 2.1% 21.5$ 21.7$ -0.6% Per Day Net Sales Per Day Organic Sales Per Day Organic Growth

6 $434.7 $450.6 32.0% 32.0% 31.1% 31.6% 32.1% 32.6% $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 Fiscal Q1 2023 Fiscal Q1 2024 Gross Profit Gross Margin ($ mm) Solid Levels of Profitability 1 For a reconciliation of Adjusted SG&A, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly c omp arable GAAP metrics, see Appendix. 1 1 1 $261.3 $279.2 19.2% 19.8% 18.0% 18.5% 19.0% 19.5% 20.0% 20.5% 21.0% 21.5% $0 $50 $100 $150 $200 $250 $300 Fiscal Q1 2023 Fiscal Q1 2024 Adj. SG&A Adj. SG&A as % of Sales ($ mm) 1 $175.0 $173.3 12.9% 12.3% 11.0% 11.5% 12.0% 12.5% 13.0% 13.5% 14.0% 14.5% 15.0% $0 $50 $100 $150 $200 $250 $300 Fiscal Q1 2023 Fiscal Q1 2024 Adj. EBITDA Adj. EBITDA Margin ($ mm) Gross Profit & Gross Margin Gross Profit up YOY primarily due to incremental gross profit from acquisitions, the continued pass through of product inflation in Wallboard, Ceilings and Complementary Products and growth in commercial and multi - family sales volumes. SG&A Higher SG&A expenses were primarily driven by recently acquired businesses, but also the result of inflationary wages and higher maintenance costs. SG&A percent of sales leverage was also negatively impacted by steel price deflation. Net Income & Adj. EBITDA 1 Net income decreased 3.0% YOY from $89.5M to $86.8M. Included a 29% increase in interest expense and a one - time $1.4 million refinancing charge, offset by a one - time tax planning rate benefit. Adjusted EBITDA of $173.3 million with 12.3% AEBITDA margin.

Attractive Capital Structure Supports Strategic Priorities

$6.6M

Q124 Cash from Operations

Improved $11M

($6.9M)

Q124 Use of Free Cash Flow[1]

Improved $8M

Substantial Liquidity

$81.4 million of cash on hand and $816.2 million available under our revolving credit facility.

Increased Share Repurchase Activity

Repurchased approximately 469 thousand shares for $30.5 million during Q1 FY24; $69.6 million of repurchase authorization remaining



Debt/Lease Payments 14%
Capital Expenditures 15%
Share Repurchases 18%
Acquisitions 53%
3-Year Historical Use of Cash4

For Fiscal Years 2021, 2022 and 2023



LTM Net Debt / PF Adjusted EBITDA2
1.8x
1.6x
1.6x
1.4x
1.5x
7/31/2022
10/31/2022
1/31/2023
4/30/2023
7/31/2023



Debt3 Maturity Schedule
$ in millions
$43
$41
$34
$28
$134
$834
FY24
FY25
FY26
FY27
FY28
Thereafter

1. For a reconciliation of free cash flow to cash used in operating activities, the most directly comparable GAAP metric, see Appendix.
2. For detail, including a reconciliation of Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.
3. Debt includes First Lien Term Loan, ABL Facility, Senior Notes, Finance Leases & Installment Notes.
4. Includes cash used for Capital Expenditures, Acquisitions, Share Repurchases, Payments on Principal on Long-Term Debt and Payments on Principal on Finance Lease Obligations for fiscal years 2021, 2022 and 2023
5. Balance sheet, capital structure and share repurchase authorization references are as at 7/31/23.

GMS GYPSUM MANAGEMENT & SUPPLY, INC.

7

End Market & Product-Level Expectations for Q2 FY2024

Product Category	Q2 FY24 YOY Volume Expectations	Q2 FY24 YOY Price/Mix Expectations
Wallboard	• Multi-family: Up high single-digits • Single-family: Down low double-digits • Commercial: Up low single-digits • Total Wallboard: Down low single-digits	Down low single-digits
Ceilings	Up low single-digits	Down low single-digits
Steel Framing	Up high single-digits	Down ~25%
Complementary Products	Up*	Up*

*Sales growth in Complementary Products, including the benefits of recent acquisitions, is expected to be up mid single-digits.





GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

8

Consolidated GMS Expectations for Q2 FY24 and Full Year Fiscal 2024

Metric for Q2 FY24	Q2 FY24 Expectation
Net Sales	Down low single-digits primarily driven by steel price declines
Gross Margin	At or near long term average of 32%
Adjusted EBITDA[1]	$160 million - $165 million
Metric for Full Year FY24	**Full Year FY24 Expectation**
Interest Expense	~$70 million
Capital Expenditures	~$50 million
Free Cash Flow[1]	~ 50% - 60% of FY24 Adj. EBITDA[1]
Tax Rate[2]	~25.5% - 26.0%





GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

[1]For a reconciliation of Adjusted EBITDA, Adjusted Net Income or Free Cash Flow to the most directly comparable GAAP metrics, see Appendix.
[2]Tax rate refers to the normalized cash tax rate excluding the impact of acquisition accounting and certain other deferred tax amounts.

9

10 Appendix

11 Fiscal 2022 Net Sales 52 yrs FY 2023 Net Sales $ 5.3 B 300+ Distribution yards GMS at a Glance 7,000+ GMS Team Members NYSE Ticker Symbol GMS & 100+ Tool Sales, Rentals & Service Centers 1. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP metrics, see Appendix. Information as of April 30, 2023 FY 2023 Net Income $ 333.0 M Founded in 1971 Leading Brands 60+ FY 2023 Adj. EBITDA 1 $ 665.7 M

12 Summary Quarterly Financials (In millions) 1Q23 2Q23 3Q23 4Q23 FY23 1Q24 (Unaudited) Wallboard Volume (MSF) 1,191 1,232 1,058 1,130 4,611 1,204 Wallboard Price ($ / '000 Sq. Ft.) 438$ 474$ 473$ 481$ 467$ 475$ Wallboard 522$ 585$ 501$ 545$ 2,152$ 571$ Ceilings 167 160 147 155 629 175 Steel framing 275 278 234 224 1,011 237 Complementary products 396 409 353 380 1,538 426 Net sales 1,360 1,431 1,235 1,304 5,329 1,410 Cost of sales 925 966 832 880 3,603 959 Gross profit 435 465 402 424 1,726 451 Gross margin 32.0% 32.5% 32.6% 32.5% 32.4% 32.0% Operating expenses: Selling, general and administrative expenses 268 279 267 280 1,094 287 Depreciation and amortization 32 32 31 31 127 32 Total operating expenses 300 311 299 311 1,221 319 Operating income 135 153 103 114 505 132 Other (expense) income: Interest expense (15) (16) (17) (18) (66) (19) Write-off of discount and deferred financing costs - - - - - (1) Other income, net 2 2 2 3 8 2 Total other expense, net (13) (14) (15) (16) (58) (18) Income before taxes 122 139 88 98 448 114 Income tax expense 32 36 24 23 115 27 Net income 90$ 103$ 65$ 76$ 333$ 87$ Business Days 63 65 62 63 253 64 Net Sales by Business Day 21.6$ 22.0$ 19.9$ 20.7$ 21.1$ 22.0$ Beginning Branch Count 286 289 291 297 286 304 Added Branches 3 2 6 7 18 1 Ending Branch Count 289 291 297 304 304 305

Quarterly Cash Flows

($ in millions)
(Unaudited)

	1Q23	2Q23	3Q23	4Q23	FY23	1Q24
Net income	$ 89.5	$ 103.2	$ 64.8	$ 75.6	$ 333.0	$ 86.8
Non-cash changes & other changes	8.9	63.3	21.8	62.0	155.9	(12.3)
Changes in primary working capital components:						
Trade accounts and notes receivable	(69.6)	(63.8)	105.3	(8.9)	(37.0)	(38.2)
Inventories	(28.7)	(3.6)	(2.4)	17.9	(16.8)	(1.4)
Accounts payable	(4.4)	8.2	(55.3)	58.2	6.7	(28.3)
Cash provided by (used in) operating activities	**(4.4)**	**107.3**	**134.1**	**204.8**	**441.7**	**6.6**
Purchases of property and equipment	(10.9)	(10.7)	(11.6)	(19.4)	(52.7)	(13.5)
Proceeds from sale of assets	0.3	0.6	0.8	1.2	2.9	1.0
Acquisitions of businesses, net of cash acquired	(2.6)	(0.0)	(17.8)	(41.3)	(61.7)	(39.0)
Cash (used in) investing activities	**(13.3)**	**(10.1)**	**(28.6)**	**(59.5)**	**(111.5)**	**(51.5)**
Cash provided by (used in) financing activities	**22.2**	**(77.4)**	**(43.8)**	**(166.7)**	**(265.6)**	**(39.1)**
Effect of exchange rates	0.2	(2.2)	0.8	(0.6)	(1.8)	0.7
Increase (decrease) in cash and cash equivalents	4.7	17.6	62.5	(21.9)	62.8	(83.3)
Balance, beginning of period	101.9	106.6	124.2	186.7	101.9	164.7
Balance, end of period	**$ 106.6**	**$ 124.2**	**$ 186.7**	**$ 164.7**	**$ 164.7**	**$ 81.4**
Supplemental cash flow disclosures:						
Cash paid for income taxes	$ 3.2	$ 57.6	$ 24.9	$ 24.7	$ 110.4	$ 3.2
Cash paid for interest	$ 17.8	$ 11.5	$ 19.9	$ 12.6	$ 61.8	$ 21.9

	1Q23	2Q23	3Q23	4Q23	FY23	1Q24
Cash provided by (used in) operating activities	$ (4.4)	$ 107.3	$ 134.1	$ 204.8	$ 441.7	$ 6.6
Purchases of property and equipment	(10.9)	(10.7)	(11.6)	(19.4)	(52.7)	(13.5)
Free cash flow [1]	**$ (15.3)**	**$ 96.5**	**$ 122.5**	**$ 185.4**	**$ 389.1**	**$ (6.9)**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operations less capital expenditures. Differences may occur due to rounding.

13

14 Q1 2024 Net Sales 1. Organic net sales growth calculation excludes net sales of acquired businesses until first anniversary of acquisition date an d i mpact of foreign currency translation.

Quarterly Net Income to Adjusted EBITDA

Reconciliation

($ in 000s) *(Unaudited)*		1Q23	2Q23	3Q23	4Q23	FY23	1Q24
Net Income		**$ 89,470**	**$ 103,153**	**$ 64,775**	**$ 75,593**	**$ 332,991**	**$ 86,830**
Add: Interest Expense		14,661	16,055	16,943	18,184	65,843	18,914
Add: Write off of debt discount and deferred financing fees		-	-	-	-	-	1,401
Less: Interest Income		(56)	(154)	(180)	(897)	(1,287)	(474)
Add: Income Tax Expense		32,030	35,995	23,697	22,790	114,512	26,734
Add: Depreciation Expense		14,993	15,058	15,162	15,964	61,177	16,327
Add: Amortization Expense		17,447	17,168	16,257	14,858	65,730	15,691
EBITDA		**$ 168,545**	**$ 187,275**	**$ 136,654**	**$ 146,492**	**$ 638,966**	**$ 165,423**
Adjustments							
Stock appreciation rights	(A)	2,344	3,230	314	1,815	7,703	1,218
Redeemable noncontrolling interests	(B)	495	340	368	(25)	1,178	480
Equity-based compensation	(C)	3,132	3,781	3,285	3,019	13,217	3,304
Severance and other permitted costs	(D)	352	379	(315)	2,372	2,788	406
Transaction costs (acquisition and other)	(E)	386	292	476	807	1,961	1,385
(Gain) loss on disposal of assets	(F)	(284)	81	(411)	(799)	(1,413)	(131)
Effects of fair value adjustments to inventory	(G)	44	135	457	487	1,123	302
Gain on legal settlement		-	-	-		-	-
Debt transaction costs	(H)	-	-	-	173	173	911
Total Adjustments		**$ 6,469**	**$ 8,238**	**$ 4,174**	**$ 7,849**	**$ 26,730**	**$ 7,875**
Adjusted EBITDA (as reported)		**$ 175,014**	**$ 195,513**	**$ 140,828**	**$ 154,341**	**$ 665,696**	**$ 173,298**
Net Sales		**$1,359,553**	**$1,430,979**	**$1,234,618**	**$1,304,102**	**$5,329,252**	**$1,409,600**
Adjusted EBITDA Margin		12.9%	13.7%	11.4%	11.8%	12.5%	12.3%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility

E. Represents one-time costs related to acquisitions paid to third parties

F. Includes gains and losses from the sale and disposal of assets

G. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

H. Represents expenses paid to third party advisors related to debt refinancing activities

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.®

15

Net Income to Pro Forma Adjusted EBITDA

Reconciliation

($ in 000s) *(Unaudited)*		1Q24 LTM	2023	2022	2021	2020	2019	2018	2017
Net Income		$ 330,351	$ 332,991	$ 273,442	$ 105,560	$ 23,381	$ 56,002	$ 62,971	$ 48,886
Add: Interest Expense		70,096	65,843	58,097	53,786	67,718	73,677	31,395	29,360
Add: Write off of debt discount and deferred financing fees		1,401	-	-	4,606	1,331	-	74	7,103
Less: Interest Income		(1,705)	(1,287)	(163)	(86)	(88)	(66)	(177)	(152)
Add: Income Tax Expense		109,216	114,512	91,377	31,534	22,944	14,039	20,883	22,654
Add: Depreciation Expense		62,511	61,177	55,437	50,480	51,332	46,456	24,075	25,565
Add: Amortization Expense		63,974	65,730	63,795	57,645	65,201	71,003	41,455	43,675
EBITDA		$ 635,844	$ 638,966	$ 541,985	$ 303,525	$ 231,819	$ 261,111	$ 180,676	$ 177,091
Adjustments									
Impairment of goodwill				-	-	63,074	-	-	-
Stock appreciation rights	(A)	6,577	7,703	4,403	3,173	1,572	2,730	2,318	148
Redeemable noncontrolling interests	(B)	1,163	1,178	1,983	1,288	520	1,188	1,868	3,536
Equity-based compensation	(C)	13,389	13,217	10,968	8,442	7,060	3,906	1,695	2,534
Severance and other permitted costs	(D)	2,842	2,788	1,132	2,948	5,733	8,152	581	(157)
Transaction costs (acquisition and other)	(E)	2,960	1,961	3,545	1,068	2,414	7,858	3,370	2,249
(Gain) loss on disposal of assets		(1,260)	(1,413)	(913)	(1,011)	658	(525)	(509)	(338)
Effects of fair value adjustments to inventory	(F)	1,381	1,123	3,818	788	575	4,176	324	946
Gain on legal settlement		-	-	-	(1,382)	(14,029)	-	-	-
Change in fair value of financial instruments	(G)	-	-	-	-	-	6,395	6,125	382
Secondary public offerings	(H)	-	-	-	-	363	-	1,525	1,385
Debt transaction costs	(I)	1,084	173	-	532	-	678	1,285	265
Total Adjustments		$ 28,136	$ 26,730	$ 24,936	$ 15,846	$ 67,940	$ 34,558	$ 18,582	$ 11,138
Adjusted EBITDA (as reported)		$ 663,980	$ 665,696	$ 566,921	$ 319,371	$ 299,759	$ 295,669	$ 199,258	$ 188,229
Contributions from acquisitions	(J)	13,583	9,535	21,348	4,948	1,480	6,717	1,280	9,500
Pro Forma Adjusted EBITDA		$ 677,563	$ 675,231	$ 588,269	$ 324,319	$ 301,239	$ 302,386	$ 200,538	$ 197,729
Net Sales		$5,379,299	$5,329,252	$4,634,875	$3,298,823	$3,241,307	$3,116,032	$2,511,469	$2,319,146
Adjusted EBITDA margin (as reported)		12.3%	12.5%	12.2%	9.7%	9.2%	9.5%	7.9%	8.1%

Commentary

A. Represents changes in the fair value of stock appreciation rights

B. Represents changes in the fair value of noncontrolling interests

C. Represents non-cash equity-based compensation expense related to the issuance of share-based awards

D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits received due to the COVID-19 pandemic

E. Represents one-time costs related to our initial public offering and acquisitions paid to third party advisors as well as costs related to the retirement of corporate stock appreciation rights

F. Represents the non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

G. Represents mark-to-market adjustments for derivative financial instruments

H. Represents one-time costs related to our secondary offerings paid to third party advisors

I. Represents expenses paid to third party advisors related to debt refinancing activities

J. Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition, including synergies

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

16

17 Income Before Taxes to Adjusted Net Income Reconciliation Commentary A. Depreciation and amortization from the increase in value of certain long - term assets associated with the April 1, 2014 acquisition of the predecessor company and amortization of intangible assets from the acquisitions of Titan, Westside Building Materials, and AMES Taping Tools B. Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts

18 Reported SG&A to Adjusted SG&A Reconciliation Commentary A. Represents changes in the fair value of stock appreciation rights B. Represents changes in the fair value of noncontrolling interests C. Represents non - cash equity - based compensation expense related to the issuance of share - based awards D. Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility E. Represents one - time costs related to acquisitions paid to third parties (Unaudited) 1Q23 2Q23 3Q23 4Q23 FY2023 1Q24 ($ in millions) SG&A - Reported 267.7$ 279.0$ 267.4$ 279.8$ 1,093.8$ 286.8$ Adjustments Stock appreciation rights (A) (2.3) (3.2) (0.3) (1.8) (7.7) (1.2) Redeemable noncontrolling interests (B) (0.5) (0.3) (0.4) 0.0 (1.2) (0.5) Equity-based compensation (C) (3.1) (3.8) (3.3) (3.0) (13.2) (3.3) Severance and other permitted costs (D) (0.4) (0.4) 0.3 (2.4) (2.9) (0.4) Transaction costs (acquisition and other) (E) (0.4) (0.3) (0.5) (0.8) (2.0) (1.4) Gain (loss) on disposal of assets 0.3 (0.1) 0.4 0.8 1.4 0.1 Debt transaction costs - - - (0.2) (0.2) (0.9) SG&A - Adjusted 261.3$ 270.9$ 263.6$ 272.4$ 1,068.1$ 279.2$ % of net sales 19.2% 18.9% 21.4% 20.9% 20.0% 19.8%

Leverage Summary

($ mm)	7/31/22 LTM	10/31/22 LTM	1/31/23 LTM	4/30/23 LTM	7/31/23 LTM
Cash and cash equivalents	$107	$124	$187	$164	$81
Revolving Credit Facilities	$265	$240	$240	$110	$113
First Lien Term Loan (1) (2)	500	499	498	497	493
Senior Notes (3)	345	345	346	346	346
Capital Lease Obligations	125	126	132	137	136
Installment Notes & Other (4)	5	3	8	8	13
Total Debt	**$1,240**	**$1,214**	**$1,223**	**$1,099**	**$1,102**
Total Net Debt	**$1,133**	**$1,090**	**$1,037**	**$935**	**$1,021**
PF Adj. EBITDA (5)	**$625**	**$662**	**$668**	**$684**	**$678**
Total Debt / PF Adj. EBITDA	**2.0x**	**1.8x**	**1.8x**	**1.6x**	**1.6x**
Net Debt / PF Adj. EBITDA	**1.8x**	**1.6x**	**1.6x**	**1.4x**	**1.5x**

GMS
GYPSUM MANAGEMENT & SUPPLY, INC.

(1) Net of unamortized discount of $0.4mm, $0.4mm, $0.3mm, $0.3mm and $2.5mm as of July 31, 2022, October 31, 2022, January 31, 2023, April 30, 2023 and July 31, 2023 respectively.
(2) Net of deferred financing costs of $2.9mm, $2.6mm, $2.4mm, $2.1mm and $4.1mm as of July 31, 2022, October 31, 2022, January 31, 2023, April 30, 2023 and July 31, 2023 respectively.
(3) Net of deferred financing costs of $4.7mm, $4.5mm, $4.3mm, $4.1mm and $3.9mm as of July 31, 2022, October 31, 2022, January 31, 2023, April 30, 2023 and July 31, 2023 respectively.
(4) Net of unamortized discount of $0.3mm, $0.2mm, $0.2mm, $0.1mm and $0.1mm as of July 31, 2022, October 31, 2022, January 31, 2023, April 30, 2023 and July 31, 2023 respectively.
(5) For a reconciliation Pro Forma Adjusted EBITDA to net income, the most directly comparable GAAP metric, see Appendix.

19

20 Net Income to Adjusted EBITDA Outlook Reconciliation